UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12
Health Benefits Direct Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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HEALTH BENEFITS DIRECT CORPORATION
150 N. Radnor-Chester Road, Suite B-101
Radnor, Pennsylvania 19087

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD March 25, 2009
To Our Stockholders:
     NOTICE HEREBY IS GIVEN that a Special Meeting of Stockholders (the “Special Meeting”) of Health Benefits Direct Corporation (the “Company”) will be held at the offices of Morgan, Lewis & Bockius LLP located at 1701 Market Street, 9th Floor, Philadelphia, PA 19103-2921 on March 25, 2009, at 10 AM, local time, to consider and vote on the following proposals:
1.	To consider and vote upon an amendment to our certificate of incorporation, as amended (the “Certificate of Incorporation”), to increase the number of authorized Common Shares from 90,000,000 shares to 200,000,000; and

2.	Approve any motion to adjourn the Special Meeting to a later date, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the foregoing proposal.
     Only stockholders of record of shares of our common stock and preferred stock at the close of business on February 6, 2009, the record date, are entitled to notice of, and to vote at, the Special Meeting and any adjournments thereof.
By Order of the Board of Directors,
Anthony R. Verdi
Chief Financial Officer, Chief Operating Officer and
acting principal executive officer
February 23, 2009
     YOU ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY.

HEALTH BENEFITS DIRECT CORPORATION
150 N. Radnor-Chester Road, Suite B-101
Radnor, Pennsylvania 19087

PRELIMINARY PROXY STATEMENT

     This proxy statement is being furnished to the stockholders of Health Benefits Direct Corporation, a Delaware corporation (the “Company,” “we,” “us” or “our”), in connection with the solicitation by our board of directors (the “Board”) of proxies for use at our Special Meeting of Stockholders and any adjournments thereof (the “Special Meeting”). The Special Meeting will be held at the offices of Morgan, Lewis & Bockius LLP located at 1701 Market Street, Philadelphia, PA 19103-2921, on March 25, 2009, at 10 AM, local time. This proxy statement and the enclosed proxy card are being mailed to stockholders on or about March 2, 2009.
     The costs incidental to soliciting and obtaining proxies, including the cost of reimbursing banks and brokers for forwarding proxy materials to their principals, will be borne by us. Proxies may be solicited, without extra compensation, by officers and employees, both in person and by mail, telephone, facsimile or any other method of communication. We may employ an outside firm to assist in the solicitation of proxies and the cost, if any, for such services will be paid by us.
VOTING AT THE SPECIAL MEETING
Record Date; Proxies; Vote Required
     Only the holders of shares of our common stock, par value $0.001 per share (the “Common Shares”), and shares of our Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock” or the “Preferred Shares” and, together with the Common Shares, the “Shares”) of record at the close of business on February 6, 2009 (the “Record Date”) are entitled to vote at the Special Meeting. As of the Record Date, we had 41,279,645 Common Shares and 1,000,000 Preferred Shares outstanding. Each holder of Shares entitled to vote will have the right to one vote for each Share outstanding in his or her name on our books. A majority of the Shares entitled to vote that are present in person or represented by proxy at the Special Meeting will constitute a quorum for the transaction of business. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the Special Meeting. Each holder of Common Shares is entitled to one vote for each Common Share owned of record by such stockholder on the Record Date with respect to each matter to be voted on at the Special Meeting. Each holder of Series A Preferred Stock is entitled to vote, with respect to any question upon which holders of Common Shares are entitled to vote, together with the holders of Common Shares as one class on an as-converted basis. Under the terms of the Series A Preferred Stock, each holder of Series A Preferred Stock is entitled to vote the equivalent of twenty Common Shares for each Preferred Share owned of record by such stockholder on the Record Date with respect to each matter to be voted on at the Special Meeting.
     All Shares entitled to vote and represented by properly executed proxies received prior to the Special Meeting and not revoked will be voted in the manner specified on those proxies. If a properly executed proxy is received prior to the Special Meeting and not revoked, but no instructions are given in the proxy, the Shares will be voted by the proxy agents FOR the proposal to approve the amendment to the Certificate of Incorporation to increase the number of authorized Common Shares. A stockholder may revoke his or her proxy at any time before it is exercised by providing written notice to Anthony R. Verdi, our Chief Financial Officer, Chief Operating Officer and our acting principal executive officer, by delivery of a later-dated signed proxy or by voting in person at the Special Meeting. There are no rights of appraisal or similar rights of dissenters with respect to any matter to be acted upon at the Special Meeting.
     The amendment of the Certificate of Incorporation to increase the number of authorized Common Shares and any other matter that may properly be brought before the Special Meeting requires the affirmative vote of a majority of the outstanding stock entitled to vote on such matter to take action unless a greater percentage is required by our Certificate of Incorporation or Amended and Restated Bylaws.

     For the purpose of determining the number of votes cast for approval of the matters to be voted on at the Special Meeting, only those cast “for” or “against” will be included. Abstentions may be specified on any proposals and are considered Shares entitled to vote on these matters and therefore will have the effect of a vote against these proposals. Broker non-votes related to the amendment of the Certificate of Incorporation to increase the number of authorized Common Shares will have the effect of a vote against such proposal. Broker non-votes are not considered Shares entitled to vote on this proposal and therefore will not be taken into account in determining the outcome of the vote on this proposal. “Broker non-votes” occur when a nominee holding Shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power on that item and has not received instructions from the beneficial owner.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
Security Ownership of Certain Beneficial Owners and Management
     The following table shows information known by us with respect to the beneficial ownership of our Shares as of February 6, 2009, for each of the following persons:
•	each of our directors;

•	our named executive officers;

•	all of our directors, director nominees and executive officers as a group; and

•	each person or group of affiliated persons or entities known by us to beneficially own 5% or more of our Shares.
     The number of Shares beneficially owned, beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”). Under these rules, beneficial ownership includes any Shares as to which the individual or entity has sole or shared voting power or investment power and includes any Shares that an individual or entity has the right to acquire beneficial ownership of within 60 days of February 6, 2009 through the exercise of any warrant, stock option or other right. In computing the number of Shares beneficially owned by a person and the percentage ownership of that person, Shares underlying options and warrants that are exercisable within 60 days of February 6, 2009 are considered to be outstanding. To our knowledge, except as indicated in the footnotes to the following table and subject to community property laws, where applicable, the persons named in this table have sole voting and investment power with respect to all Shares shown as beneficially owned by them. The following table is based on 41,279,645 Common Shares and 1,000,000 Preferred Shares outstanding as of February 6, 2009. Unless otherwise indicated, the address of all individuals and entities listed below is Health Benefits Direct Corporation, 150 N. Radnor-Chester Road, Suite B-101, Radnor, Pennsylvania 19087.

				Percent of
	Number of Shares			Shares
	Beneficially			Beneficially
Name of Beneficial Owner	Owned		Title of Class	Owned
Directors and Executive Officers:

Alvin H. Clemens	5,000,582	(1)	Common Stock	11.5%
Donald R. Caldwell	11,955,715	(2)	Common Stock	25.5%
	2,000,000	(3)	Series A Preferred Stock	100%
Charles A. Eissa	1,623,154	(4)	Common Stock	3.9%
Warren V. Musser	1,135,000	(5)	Common Stock	2.7%
Robert J. Oakes	398,899	(6)	Common Stock	1.0%
John Harrison	466,750	(7)	Common Stock	1.1%
L.J. Rowell	400,600	(8)	Common Stock	1.0%
Paul Soltoff	355,000	(9)	Common Stock	*
Sanford Rich	305,000	(7)(10)	Common Stock	*
Frederick C. Tecce	12,105,715	(11)	Common Stock	25.8%
	2,000,000	(3)	Series A Preferred Stock	100%
Anthony R. Verdi	435,000	(12)	Common Stock	1.0%
Edmond Walters	161,633		Common Stock	*
All directors and executive officers as a group (12 persons)	22,437,333	(1)(2)(4)(5)(7)(8)(9)(10)(11)(12)	Common Stock	43.1%

	2,000,000	(3)	Series A Preferred Stock	100%

				Percent of
	Number of Shares			Shares
	Beneficially			Beneficially
Name of Beneficial Owner	Owned		Title of Class	Owned
Holders of More than Five Percent of Our Common Stock:

The Co-Investment Fund II, L. P.	11,955,715	(13)	Common Stock	25.5%
	2,000,000	(3)	Series A Preferred Stock	100%
Cumberland Associates LLC	3,339,113	(14)	Common Stock	7.8%
Gerald Unterman	3,104,838	(15)	Common Stock	7.3%

*	Less than 1%

(1)	Includes 1,000,000 shares held by The Clemens-Beaver Creek Limited Partnership, of which Alvin H. Clemens is the general partner. Mr. Clemens disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein. Also includes 100,000 shares held by Mr. Clemens’s minor children. Also includes 766,664 shares underlying options and 804,838 shares underlying warrants, all of which are exercisable within 60 days of February 6, 2009. Also includes 500,000 shares underlying warrants held by the Clemens-Beaver Creek Limited Partnership. Excludes 83,336 shares of underlying options that are not exercisable within 60 days of February 6, 2009.

(2)	Includes 6,350,877 shares and 5,604,838 shares underlying warrants that are exercisable within 60 days of February 6, 2009 and are beneficially owned by Co-Investment Trust II, L. P. (the “Fund”), designee of Cross Atlantic Capital Partners, Inc. Mr. Caldwell is a managing partner of Cross Atlantic Capital Partners, Inc. Mr. Caldwell is also a shareholder, director and officer of Co-Invest II Capital Partners, Inc., which is the general partner of Co-Invest Management II, L.P., which is the general partner of the Fund. Mr. Caldwell disclaims beneficial ownership of these securities, except to the extent of his pecuniary interest therein.

(3)	Includes 1,000,000 Preferred Shares underlying warrants, all of which are exercisable within 60 days of February 6, 2009. Represents securities owned by the Fund, the designee of Cross Atlantic Capital Partners, Inc., of which Frederick C. Tecce is the managing director and of which Donald R. Caldwell is managing partner. Mr. Caldwell is also a shareholder, director and officer of Co-Invest II Capital Partners, Inc., which is the general partner of Co-Invest Management II, L.P., which is the general partner of the Fund. Mr. Tecce and Mr. Caldwell disclaim beneficial ownership of these securities, except to the extent of their pecuniary interest therein.

(4)	Includes 427,064 shares underlying options, all of which are exercisable within 60 days of February 6, 2009. Excludes 72,936 shares underlying options that are not exercisable within 60 days of February 6, 2009.

(5)	Includes 440,000 shares underlying warrants and 675,000 shares underlying options, all of which are exercisable within 60 days of February 6, 2009.

(6)	Excludes 1,000,000 shares of underlying options that are not exercisable within 60 days of February 6, 2009.

(7)	Includes 250,000 shares underlying options and 86,750 shares underlying warrants, all of which are exercisable within 60 days of February 6, 2009.

(8)	Includes 200,000 shares underlying options that are exercisable within 60 days of February 6, 2009.

(9)	Includes 150,000 shares underlying options and 25,000 shares underlying warrants, all of which are exercisable within 60 days of February 6, 2009.

(10)	Includes 25,000 shares underlying warrants that are exercisable within 60 days of February 6, 2009.

(11)	Includes 50,000 shares underlying warrants that are exercisable within 60 days of February 6, 2009. Also includes 6,450,877 shares and 5,604,838 shares underlying warrants that are exercisable within 60 days of February 6, 2009 and are beneficially owned by the Fund, designee of Cross Atlantic Capital Partners, Inc. Mr. Tecce is a managing partner of Cross Atlantic Capital Partners, Inc. Mr. Tecce disclaims beneficial ownership of these securities, except to the extent of his pecuniary interest therein.

(12)	Includes 350,000 shares underlying options and 25,000 shares underlying warrants, all of which are exercisable within 60 days of February 6, 2009. Excludes 650,000 shares of underlying options that are not exercisable within 60 days of February 6, 2009.

(13)	Includes 5,604,838 shares underlying warrants that are exercisable within 60 days of February 6, 2009.

(14)	Includes 1,522,352 shares underlying warrants that are exercisable within 60 days of February 6, 2009.

(15)	According to Schedule 13G filed with the Commission by Mr. Unterman on April 18, 2007. Includes 1,104,839 shares underlying warrants that are exercisable within 60 days of February 6, 2009.

PROPOSAL: AMENDMENT OF CERTIFICATE OF INCORPORATION
General
     Stockholders are being asked to approve an amendment to our Certificate of Incorporation to increase the authorized number of our Common Shares from 90,000,000 shares to 200,000,000 shares (the “Amendment Proposal”). Our Board has adopted a resolution authorizing this amendment, subject to stockholder approval. Our Board believes that the Amendment Proposal will provide certain long-term advantages to us and to our stockholders and recommends approval by the stockholders.
     As of February 6, 2009, we had 41,279,645 Common Shares issued and outstanding, 10,874,186 Common Shares reserved for issuance underlying currently issued and outstanding warrants, 4,291,200 Common Shares reserved for issuance underlying currently issued and outstanding options and 1,969,790 Common Shares reserved for issuance under certain of our existing equity compensation plans. Accordingly, there were 17,135,176 Common Shares available for future issuance and contingencies.
Purpose and Background of the Increase in Authorized Shares
     As previously announced, on January 14, 2009, we completed a private placement (the “Private Placement”) of approximately $4.00 million of units consisting of Preferred Shares and warrants to purchase one Preferred Share for $4.00 per share. Under the terms of the Preferred Shares, each share of Series A Preferred Stock will become convertible, upon the approval of this Amendment Proposal and at the sole discretion of each holder of Preferred Shares, into 20 Common Shares, subject to certain adjustments. The holders of Preferred Shares are entitled to vote, with respect to any question upon which holders of Common Shares are entitled to vote, together with the holders of Common Shares as one class on an as-converted basis. In addition, upon the liquidation, sale or merger of Health Benefits Direct Corporation, each share of our Series A Preferred Stock is entitled to receive an amount equal to the greater of (A) a liquidation preference equal to two and a half (2.5) times the Series A Preferred Stock original issue price, subject to certain customary adjustments, or (ii) the amount such Preferred Share would receive if it participated pari passu with the holders of our Common Shares on an as-converted basis. For so long as any shares of Series A Preferred Stock are outstanding, the vote or consent of the holders of at least two-thirds of the Preferred Shares is required to approve (Y) any amendment to our Certificate of Incorporation or Amended and Restated Bylaws that would adversely alter the voting powers, preferences or special rights of the Series A Preferred Stock or (Z) any amendment to our Certificate of Incorporation to create any shares of capital stock that rank senior to the Preferred Shares. In addition to the voting rights described above, for so long as 1,000,000 shares of Series A Preferred Stock are outstanding, the vote or consent of the holders of at least two-thirds of the Preferred Shares is required to effect or validate any merger, sale of substantially all of the assets of Health Benefits Direct Corporation or other fundamental transaction, unless such transaction, when consummated, will provide the holders of Preferred Shares with an amount per share equal to two and a half (2.5) times the Series A Preferred Stock original issue price. If the stockholders approve this Amendment Proposal, as soon as practicable following such approval, the Company will file the amendment of our Certificate of Incorporation with the Secretary of the State of the State of Delaware and all outstanding shares of Series A Preferred Stock will thereafter become convertible, at the election of each holder of Preferred Shares, into twenty Common Shares and the warrants issued in the Private Placement will automatically become exercisable for twenty Common Shares.
     We are proposing to increase the total number of our authorized Common Shares to 200,000,000 so that we will have sufficient authorized but unissued Common Shares for various corporate purposes including, but not limited to, the conversion of the Preferred Shares, the sale of stock to raise capital, the purchase of property, combinations with other companies, the use of additional shares for various equity compensation and other employee benefit plans, the declaration of stock splits or distributions and other general corporate transactions. While we do not have any immediate plans, arrangements or understandings for the sale of additional shares of our stock to raise capital, to purchase property, to combine with other companies or to declare any stock splits or distributions, if the Amendment Proposal is approved, we may use the additional authorized but unissued Common Shares for any one of these or similar purposes in the future as appropriate. Based on the approximately 58.4 million Common Shares that were currently either outstanding or reserved for future issuance, our Board has determined that the number of unreserved Common Shares presently available for issuance is insufficient for these purposes.
     Additional stockholder action will not be required for our Board to issue these additional shares for any proper corporate purpose approved by our Board, except as may be required by law, regulation or the rules of any stock exchange or quotation system on which our Common Shares are then listed or quoted (currently Over the Counter Bulletin Board). Additional stockholder approval requirements may apply in the case of certain transactions, such as business combination transactions or the adoption of employee benefit plans. If any such additional Common Shares are to be issued in connection with potential business transactions that independently require stockholder approval, such approval will be sought at the appropriate time. We reserve the right to seek a further increase in authorized Shares from time to time in the future as we consider appropriate.
Effect on Outstanding Common Stock
     If stockholders approve the Amendment Proposal, as soon as practicable following such approval, the Company will file the amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware and all outstanding Preferred Shares will thereafter become convertible, at the election of each holder of Series A Preferred Stock, into Common Shares, and the warrants issued in the Private Placement will automatically become exercisable for Common Shares, resulting in an additional 20,000,000 Common Shares outstanding (assuming the holders of Preferred Shares elect not to convert their shares of Series A Preferred Stock). In the event all of the holders of Preferred Shares elect to convert their shares of Series A Preferred Stock into Common Shares, the approval of the Amendment Proposal would result in an additional 40,000,000 Common Shares outstanding. Because we did not have available for issuance Common Shares to sell in the private placement, the rights, preferences, and obligations of the Series A Preferred Stock were structured to serve substantially as the functional equivalent of Common Shares, albeit on a one-for-twenty basis and with the liquidation preference described above. However, holders of Common Shares may experience dilution as a result of the amendment to our Certificate of Incorporation to increase the number of Common Shares authorized for issuance with respect to dividend or liquidation rights should the holders of the Preferred Shares choose not to convert their shares to Common Shares upon approval of the Amendment Proposal. Further, if the Amendment Proposal is approved and shares of Series A Preferred Stock are converted into Common Shares and the warrants issued in the Private Placement automatically become exercisable for Common Shares, additional Common Shares will become tradable in the market, which may dilute the value of Common Shares held by the Company’s existing stockholders. Additionally, issuances of the authorized Common Shares in the future, such as pursuant to any additional equity financing, including any securities convertible into Common Shares, or upon exercise of outstanding warrants (i) will dilute stockholders’ percentage ownership of our Company and (ii) may dilute the value of current stockholders’ Common Shares. In addition, any converted Preferred Shares will be returned to the status of authorized but unissued shares of undesignated preferred stock and may thus be available for future issuance, including as a future series or class of preferred stock that will be convertible into Common Shares.
Potential Anti-Takeover Effect
     The proposed amendment to increase the number of our authorized Common Shares could, under certain circumstances, have an anti-takeover effect. For example, in the event of a hostile takeover attempt, it may be possible for us to issue additional Common Shares, thereby diluting or impairing the voting power of the other outstanding Common Shares and increasing the potential costs to acquire control of us. The amendment therefore may have the effect of discouraging unsolicited takeover attempts, thereby potentially limiting the opportunity for our stockholders to dispose of their Common Shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. It also may have the effect of perpetuating our current management, including the current Board, and placing it in a better position to resist changes that our stockholders may wish to make if they are dissatisfied with the conduct of our business.
     Certain provisions of our charter documents may have the effect of delaying or preventing changes in control or management, which could have an adverse effect on the market price of our Common Shares. In addition, our charter documents do not permit cumulative voting, which may make it more difficult for a third party to gain control of our Board.
Consequences if this Amendment Proposal is Not Approved
     If our stockholders do not approve this Amendment Proposal, the shares of Series A Preferred Stock will not become convertible into Common Shares, and holders of Preferred Shares will retain their voting and liquidation rights and rights to participate on an as-converted basis with holders of Common Shares in any dividends. However, we may not file a registration statement covering the shares of Series A Preferred Stock with the SEC and a market for shares of Series A Preferred Stock may not develop once applicable holding periods under Rule 144 of the Securities Act of 1933, as amended, expire. In such event, holders of Preferred Shares must be prepared to hold on to their shares of Series A Preferred Stock indefinitely.

Consequences if this Amendment Proposal is Approved
     In the event that we receive stockholder approval of this Amendment Proposal, our Board intends to effect the increase in the number of authorized Common Shares through a single amendment to our Certificate of Incorporation. The result of the increase in the number of authorized Common Shares will be an increase in the number of authorized Common Shares from 90,000,000 to 200,000,000.
     If the stockholders approve the Amendment Proposal, as soon as practicable following such approval, the Company will file the amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware and all outstanding shares of Series A Preferred Stock will thereafter become convertible, at the option of the holder of the Preferred Shares, into Common Shares. In addition, warrants which are currently exercisable for Preferred Shares will automatically become exercisable for Common Shares resulting in an additional 20,000,000 Common Shares outstanding (assuming the holders of Preferred Shares elect not to convert their shares of Series A Preferred Stock). In the event all of the holders of Preferred Shares elect to convert their shares of Series A Preferred Stock into Common Shares, the approval of the Amendment Proposal would result in an additional 40,000,000 Common Shares outstanding. No further action or authorization by our stockholders would be necessary prior to the issuance of the additional Common Shares unless required by applicable law or regulatory agencies or by the rules of any stock exchange on which our securities may then be listed.
     In addition, if the stockholders approve the Amendment Proposal, the anti-dilution provisions in each of the warrants issued to investors in our March 2007 and March 2008 private placements will be triggered. The warrants issued in our March 2007 private placement, which are currently exercisable for an aggregate of 3,024,193.549 Common Shares at an exercise price of $2.48 per share, will be subject to a weighted average anti-dilution adjustment, resulting in such warrants becoming exercisable for an aggregate of 4,997,290.865 Common Shares at an exercise price of $1.50 per share. The warrants issued in our March 2008 private placement, which are currently exercisable for an aggregate of 6,250,000 Common Shares at an exercise price of $0.80 per share, will be subject to a full ratchet anti-dilution adjustment, resulting in such warrants becoming exercisable for an aggregate of 25,000,000 Common Shares at an exercise price of $0.20 per share. This will result in an additional 20,723,097.316 Common Shares reserved for issuance with respect to our outstanding warrants.
Description of Common Stock
     Holders of Common Shares are entitled to one vote per share on all matters to be voted upon by the stockholders and are not entitled to cumulative voting for the election of directors. Holders of Common Shares are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board out of funds legally available therefore subject to the rights of preferred stockholders. We do not intend to pay any cash dividends to the holders of Common Shares. In the event of liquidation, dissolution or winding up of the Company, the holders of Common Shares are entitled to share ratably in all assets remaining after payment of liabilities and the preferences of preferred stockholders. Our Common Shares have no preemptive, conversion or other subscription rights. There are no redemption or sinking fund provisions applicable to Common Shares.
Description of Preferred Stock
     The holders of Preferred Shares are entitled to vote, with respect to any question upon which holders of Common Shares are entitled to vote, together with the holders of Common Shares as one class on an as-converted basis. At such time, if any, as the Board declares a dividend or distribution on any Common Shares, the holders of Preferred Shares shall be entitled to receive, for each share of Series A Preferred Stock held by them, a dividend or distribution in an amount equal to what such holder of Preferred Shares would receive if their Preferred Shares were converted to Common Shares. We do not intend to pay any cash dividends to the holders of Common Shares.
     In addition, upon the liquidation, sale or merger of Health Benefits Direct Corporation, each share of our Series A Preferred Stock is entitled to receive an amount equal to the greater of (A) a liquidation preference equal to two and a half (2.5) times the Series A Preferred Stock original issue price, subject to certain customary adjustments, or (ii) the amount such Preferred Share would receive if it participated pari passu with the holders of our Common Shares on an as-converted basis. For so long as any shares of Series A Preferred Stock are outstanding, the vote or consent of the holders of at least two-thirds of the Preferred Shares is required to approve (Y) any amendment to our Certificate of Incorporation or Amended and Restated Bylaws that would adversely alter the voting powers, preferences or special rights of the Series A Preferred Stock or (Z) any amendment to our Certificate of Incorporation to create any shares of capital stock that rank senior to the Preferred Shares. In addition to the voting rights described above, for so long as 1,000,000 shares of Series A Preferred Stock are outstanding, the vote or consent of the holders of at least two-thirds of the Preferred Shares is required to effect or validate any merger, sale of substantially all of the assets of Health Benefits Direct Corporation or other fundamental transaction, unless such transaction, when consummated, will provide the holders of Preferred Shares with an amount per share equal to two and a half (2.5) times the Series A Preferred Stock original issue price. If the stockholders approve this Amendment Proposal, as soon as practicable following such approval, the Company will file the amendment of our Certificate of Incorporation with the Secretary of the State of the State of Delaware and all outstanding shares of Series A Preferred Stock will thereafter become convertible, at the election of each holder of Preferred Shares, into twenty Common Shares and the warrants issued in the Private Placement will automatically become exercisable for twenty Common Shares.
     In the event of (a) the sale of all or substantially all of the assets of Health Benefits Direct Corporation, (b) any tender offer or exchange pursuant to which the holders of a majority of the Common Shares exchange such shares for other securities, cash or property or (c) any reclassification of the Common Shares pursuant to which the Common Shares are effectively converted or exchanges for other securities, cash or property, if we do not effect a dissolution within ninety (90) days after such event, the holder of a majority of the Preferred Shares may require, within 120 days of such event, to redeem all outstanding Preferred Shares at a price per share equal to two and a half (2.5) times the Series A Preferred Stock original issue price, subject to certain customary adjustments.
     Except as noted above our Preferred Shares have no other conversion, preemptive or other subscription rights. There are no sinking fund provisions applicable to Preferred Shares.
No Dissenters’ Rights
     No dissenters’ rights are available under the General Corporation Law of the State of Delaware, our Certificate of Incorporation or our Amended and Restated Bylaws to any stockholder who dissents from this Amendment Proposal.
Vote Required; Recommendation of our Board of Directors
     The affirmative vote of a majority of the issued and outstanding Common Shares is required to approve this Amendment Proposal.
     Our Board of Directors unanimously recommends a vote “FOR” the increase of authorized Common Shares.

ADJOURNMENT OF THE SPECIAL MEETING
     We may ask our shareholders to vote on a proposal to adjourn the special meeting to a later date to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Amendment Proposal. We currently do not intend to propose adjournment at our special meeting if there are sufficient votes to approve the Amendment Proposal. If the proposal to adjourn our special meeting for the purpose of soliciting additional proxies is submitted to our shareholders for approval, such approval requires the affirmative vote of the holders of a majority of the Common Shares present or represented by proxy and entitled to vote on the matter.
STOCKHOLDER PROPOSALS — 2009 ANNUAL MEETING
     Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings in accordance with rules and regulations adopted by the Securities and Exchange Commission by mailing the proposals to Health Benefits Direct Corporation, 150 N. Radnor-Chester Rd., Suite B-101, Radnor, Pennsylvania 19087, Attn: Assistant Secretary. Any proposal that an eligible stockholder desires to have included in the proxy statement and presented at the 2009 annual meeting of stockholders will be included in our proxy statement and related proxy card if it is received by us no later than May 6, 2009 and if it complies with Securities and Exchange Commission rules regarding inclusion of proposals in proxy statements.
OTHER MATTERS
     Our board of directors is not aware of any other matter not set forth herein that may be brought before the Special Meeting. However, if any such other matters are properly brought before the meeting, it is the intention of the proxies to vote the Shares represented thereby in accordance with the recommendation of our board of directors on such matters.
By Order of the Board of Directors,
Anthony R. Verdi
Chief Financial Officer, Chief Operating Officer and
acting principal executive officer
Dated: February 23, 2009
Upon written request to Health Benefits Direct Corporation, 150 N. Radnor-Chester Rd., Suite B-101, Radnor, Pennsylvania 19087, Attn: Assistant Secretary, we will provide, without charge, to any stockholder solicited hereby, a copy of our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007, including the financials and the schedules thereto.

HEALTH BENEFITS DIRECT CORPORATION 150 N. RADNOR-CHESTER ROAD SUITE B-101 RADNOR, PA 19087
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Health Benefits Direct Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Health Benefits Direct Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

IF YOU VOTE BY MAIL, PLEASE RETURN THIS CARD
PROMPTLY IN THE ENCLOSED POSTAGE-PAID
ENVELOPE SO THAT THESE SHARES CAN BE
REPRESENTED AT THE ANNUAL MEETING.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	HBDSP1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HEALTH BENEFITS DIRECT CORPORATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1 AND 2.

Vote On Proposal		For	Against	Abstain

1)	To ratify the amendment to our certificate of incorporation, as amended (the “Certificate of Incorporation”), to increase the number of authorized Common Shares from 90,000,000 shares to 200,000,000.	☐	☐	☐

2)
To approve any motion to adjourn the special meeting to a later date, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the foregoing proposal.
		☐	☐	☐
THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE A SPECIAL MEETING OF STOCKHOLDERS TO BE HELD
MARCH 25, 2009 AND PROXY STATEMENT OF HEALTH BENEFITS DIRECT CORPORATION.

Please sign exactly as name appears hereon and return this proxy card so that these shares can be represented at the Special Meeting of Stockholders of Health Benefits Direct Corporation. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing. If you vote by ballot, such vote will supersede this proxy.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement are available at www.proxyvote.com.

HBDSP2
HEALTH BENEFITS DIRECT CORPORATION
Special Meeting of Stockholders - March 25, 2009

PROXY CARD	PROXY CARD
This Proxy is Solicited on Behalf of the Board of Directors for a Special Meeting of Stockholders on March 25, 2009.
YOUR VOTE IS IMPORTANT! PLEASE SIGN AND DATE ON THE REVERSE SIDE OF THIS CARD.
PROXY
The undersigned hereby appoints Anthony R. Verdi and Ronald J. Garcia or any of them individually, proxies, with full power of substitution, to appear on behalf of the undersigned and to vote all shares of common stock owned on the record date by the undersigned at the Annual Meeting of Stockholders to be held at the offices of Morgan, Lewis & Bockius LLP located on the 9th floor at 1701 Market Street, Philadelphia, PA 19103-2921 on March 25, 2009, at 10:00 a.m. local time, and at any adjournment or postponement thereof, upon all subjects that may properly come before the Special Meeting, including the matters described in the notice of the Special Meeting and proxy statement furnished herewith, subject to any directions indicated on the reverse side of this card, hereby revoking any and all proxies heretofore given.
The proxies will vote FOR the proposal to ratify the amendment to our certificate of incorporation, as amended (the “Certificate of Incorporation”), to increase the number of authorized Common Shares from 90,000,000 shares to 200,000,000, and FOR the proposal to approve any motion to adjourn the Special Meeting to a later date, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the foregoing proposal as described in the proxy statement if the applicable boxes are not marked, and, at their discretion, on any other matter that may properly come before the Special Meeting or any postponement or adjournment thereof. If the applicable boxes are marked and this proxy card is properly executed, the proxies will vote as directed. The proxies are also authorized to vote upon all other matters as may properly come before the meeting or any adjournment or postponement thereof, utilizing their own discretion as set forth in the notice of the Special Meeting and the proxy statement.
CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE	SEE REVERSE SIDE